Exhibit 99.1

AGREEMENT OF JOINT FILING

This joint filing agreement (this “Agreement”) is made and entered into as of this 26th day of July 2010, by and among The Goldman Sachs Group Inc., Goldman, Sachs & Co., Goldman, Sachs Management GP GmbH, GS Capital Partners VI Fund, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Capital Partners VI Parallel, L.P., GS Capital Partners VI GmbH & Co. KG, GSCP Advisors VI, L.L.C., GSCP VI Offshore Advisors, L.L.C., GS Advisors VI, L.L.C., ProSight Equity Management Inc., ProSight Parallel Investment LLC, ProSight Investment LLC, ProSight Specialty Insurance Group, Inc., ProSight Specialty Insurance Holdings, Inc., PSI Merger Sub Inc., TPG Advisors VI, Inc., David Bonderman and James G. Coulter.

The parties to this Agreement hereby agree to prepare jointly and file timely (and otherwise to deliver as appropriate) all filings on any Schedule 13D and any and all amendments thereto and any other document relating thereto (collectively, the “Filings”) required to be filed by them pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.

This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

THE GOLDMAN SACHS GROUP, INC.
By: /s/ Yvette Kosic
Name: Yvette Kosic
Title: Attorney-in-fact

GOLDMAN, SACHS & CO.
By: /s/ Yvette Kosic
Name: Yvette Kosic
Title: Attorney-in-fact

GOLDMAN, SACHS MANAGEMENT GP GMBH
By: /s/ Yvette Kosic
Name: Yvette Kosic
Title: Attorney-in-fact

GSCP VI ADVISORS, L.L.C.
By: /s/ Yvette Kosic
Name: Yvette Kosic
Title: Attorney-in-fact

GSCP VI OFFSHORE ADVISORS, L.L.C.
By: /s/ Yvette Kosic
Name: Yvette Kosic
Title: Attorney-in-fact

GS ADVISORS VI, L.L.C.
By: /s/ Yvette Kosic
Name: Yvette Kosic
Title: Attorney-in-fact

GS CAPITAL PARTNERS VI FUND, L.P.
By: /s/ Yvette Kosic
Name: Yvette Kosic
Title: Attorney-in-fact

GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.
By: /s/ Yvette Kosic
Name: Yvette Kosic
Title: Attorney-in-fact

GS CAPITAL PARTNERS VI PARALLEL, L.P.
By: /s/ Yvette Kosic
Name: Yvette Kosic
Title: Attorney-in-fact

GS CAPITAL PARTNERS VI GMBH & CO. KG
By: /s/ Yvette Kosic
Name: Yvette Kosic
Title: Attorney-in-fact

PROSIGHT EQUITY MANAGEMENT INC.
By: /s/ Sumit Rajpal
Name: Sumit Rajpal
Title: President

PROSIGHT INVESTMENT LLC
By: PROSIGHT EQUITY MANAGEMENT INC., its Managing Member
By: /s/ Sumit Rajpal
Name: Sumit Rajpal
Title: President

PROSIGHT PARALLEL INVESTMENT LLC
By: PROSIGHT EQUITY MANAGEMENT INC., its Managing Member
By: /s/ Sumit Rajpal
Name: Sumit Rajpal
Title: President

PROSIGHT SPECIALTY INSURANCE GROUP, INC.
By: /s/ Sumit Rajpal
Name: Sumit Rajpal
Title: Vice President

PROSIGHT SPECIALTY INSURANCE HOLDINGS, INC.
By: /s/ Sumit Rajpal
Name: Sumit Rajpal
Title: Vice President

PSI MERGER SUB INC.
By: /s/ Sumit Rajpal
Name: Sumit Rajpal
Title: Vice President

TPG ADVISORS VI, INC.

By: /s/ Ron Cami
Name: Ron Cami
Title: Vice President

David Bonderman

By: /s/ Ron Cami on behalf of David Bonderman (1)
Name: Ron Cami on behalf of David Bonderman (1)

James G. Coulter

By: /s/ Ron Cami on behalf of James G. Coulter (2)
Name: Ron Cami on behalf of James G. Coulter (2)

(1)  Ron Cami is signing on behalf of Mr. Bonderman pursuant to an authorization and designation letter dated July 1, 2010, which is filed as an exhibit herewith.

(2)  Ron Cami is signing on behalf of Mr. Coulter pursuant to an authorization and designation letter dated July 1, 2010, which is filed as an exhibit herewith.